[Letterhead of Cahill Gordon & Reindel]

                                  July 29, 1998

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

                Re:    Burlington Resources Inc.
                       Registration Statement on Form S-8
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Ladies and Gentlemen:

               We have acted as counsel to Burlington Resources Inc. (the "Company") in connection with the preparation of the Company's registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended. The Registration Statement covers shares of the common stock of the Company, par value $.01 per share (the "Common Stock"), offered under the Burlington Resources Inc. 1997 Employee Stock Incentive Plan (the "Plan").

               In rendering the opinions set forth herein, we have examined originals, photocopies or conformed copies certified to our satisfaction of all such corporate records, agreements, instruments and documents of the Company, certificates of public officials and other certificates and opinions, and we have made such other investigations, as we have deemed necessary in connection with the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as photocopies or conformed copies.

               Based on the foregoing, we advise you that in our opinion, the shares of Common Stock offered upon the exercise of options under the Plan in accordance with the terms of the Plan and, in each case, upon payment to the Company of any price for such Common Stock provided for in the Plan and the shares of Common Stock granted as restricted stock to eligible employees under the Plan in accordance with the terms of the Plan will be legally issued, fully paid and nonassessable.

               We are members of the bar of the State of New York, and in rendering this opinion we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

               We hereby consent to the filing of a copy of this opinion with the Commission as an exhibit to the Registration Statement referred to above.

                                        Very truly yours,

                                        /s/ Cahill Gordon & Reindel